AMENDMENT NO. 5

   to the Yearly Renewable Term Reinsurance Agreement Effective August 1, 1983

                                     between

                             CENTURY LIFE OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the following section entitled ARBITRATION will be substituted for the corresponding section of Article 16 of this agreement:

  ARBITRATION
  -----------

      Should a disagreement arise between the two companies regarding the rights or liabilities of either company under any transaction under this agreement, the issue will be referred to arbitrators, one to be chosen by each company from among officers of other life insurance companies, who are familiar with reinsurance transactions, and a third to be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of Century Life or Connecticut General or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person, then either party may apply to the court, pursuant to Section 52-411 of the General Statutes of the State of Connecticut, for appointment of a third arbitrator. The arbitrators will regard this document as an honorable agreement and not merely as a legal obligation, as they will consider practical business and equity principles. The arbitrators' decision will be final and binding upon both companies.

      The place of meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by Century Life and Connecticut General (unless the arbitrators decide otherwise).

This amendment will be effective January 1, 1989.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                    CENTURY LIFE OF AMERICA

                                    By /s/ Robert M. Buckingham
                                       ----------------------------
                                       Robert M. Buckingham

                                    Date    July 30 1990
                                       ---------------------------

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By /s/ Richard D. Lillibridge
                                       ----------------------------
                                       Richard D. Lillibridge

                                    Date    July 20 1990
                                       ----------------------------